FORD MOTOR COMPANY By-Laws As amended through July 8, 2021December 8, 2022

BY-LAWS OF FORD MOTOR COMPANY TABLE OF CONTENTS Page ARTICLE I - Offices ............................................................................................... 1 ARTICLE II - Stockholders .................................................................................. 1 Section 1. Annual Meeting ................................................................................... 1 Section 2. Special Meetings ................................................................................. 1 Section 3. Notice of Meetings............................................................................... 1 Section 4. Quorum .............................................................................................. 21 Section 5. Organization ........................................................................................ 2 Section 6. Proxies and Voting .............................................................................. 2 Section 7. Stock Lists ........................................................................................... 2 Section 8. Ratification .......................................................................................... 2 Section 9. Inspectors of Election........................................................................ 32 Section 10. Notice of Stockholder Business and Nominations………………….2 ARTICLE III - Board of Directors .................................................................... 37 Section 1. Number, Term of Office and Eligibility ........................................... 37 Section 2. Meetings ............................................................................................ 37 Section 3. Notice of Meetings............................................................................. 47 Section 4. Quorum and Organization of Meetings ........................................... 47 Section 5. Powers ................................................................................................ 48 Section 6. Reliance upon Books, Reports and Records .................................... 69 Section 7. Compensation of Directors ............................................................... 69 ARTICLE IV - Committees ................................................................................. 69 Section 1. Committees of the Board of Directors ............................................. 69 Section 2. Audit Committee ............................................................................... 79 Section 3. Compensation, Talent and Culture Committee ............................ 710 Section 4. Sustainability, Innovation and Policy Committee ........................ 710 Section 5. Finance Committee ......................................................................... 710 Section 6. Nominating and Governance Committee ...................................... 810 Section 7. Other Committees ........................................................................... 811 Section 8. Rules and Procedures ..................................................................... 811 Section 9. Application of Article ...................................................................... 911 ARTICLE V - Officers ........................................................................................ 911 Section 1. Officers ............................................................................................. 911 Section 2. Executive Chair ............................................................................... 911 Section 3. Chief Executive Officer ................................................................... 912 Section 4. President ........................................................................................ 1012 Section 5. Vice Chairs of the Company, Executive and Vice Presidents, ....... 12 Group Vice Presidents, Senior Vice Presidents and Vice Presidents ................................................................................. 10 Section 6. Treasurer and Assistant Treasurer ............................................. 1012 Section 7. Secretary and Assistant Secretary .............................................. 1012 Section 8. General Counsel ............................................................................ 1113 Section 9. Controller ....................................................................................... 1113

Section 10. Salaries ........................................................................................ 1113 ARTICLE VI - Resignations, Removals and Vacancies 1113 Section 1. Resignations .................................................................................. 1113 Section 2. Removals ........................................................................................ 1213 Section 3. Vacancies ....................................................................................... 1213 ARTICLE VII - Capital Stock - Dividends - Seal ...................................... 1214 Section 1. Certificates of Shares; Uncertificated Shares ............................. 1214 Section 2. Addresses of Stockholders ............................................................ 1214 Section 3. Lost, Destroyed or Stolen Certificate .......................................... 1314 Section 4. Fixing a Record Date .................................................................... 1314 Section 5. Regulations .................................................................................... 1315 Section 6. Corporate Seal ............................................................................... 1315 ARTICLE VIII - Execution of Contracts and Other Documents .......... 1415 Section 1. Contracts, etc. ............................................................................... 1415 Section 2. Checks, Drafts, etc. ...................................................................... 1415 ARTICLE IX - Fiscal Year .............................................................................. 1415 ARTICLE X - Miscellaneous........................................................................... 1415 Section 1. Original Stock Ledger ................................................................... 1415 Section 2. Notices and Waivers Thereof ....................................................... 1416 Section 3. Voting upon Stocks ....................................................................... 1516 ARTICLE XI - Amendments ........................................................................... 1516 ARTICLE XII - Exclusive Forum for Adjudication of Disputes ............... 16

1 BY-LAWS OF FORD MOTOR COMPANY ARTICLE I OFFICES The registered office of the Company shall be in the City of Wilmington, County of New Castle, State of Delaware. The Company may also have an office in the City of Dearborn, State of Michigan, and at such other places as the Board of Directors may from time to time determine or as the business of the Company may require. The books and records of the Company may be kept (except as otherwise provided by law) at the office of the Company in the City of Dearborn, State of Michigan, outside of the State of Delaware, or at such other places as from time to time may be determined by the Board of Directors. ARTICLE II STOCKHOLDERS Section 1. Annual Meeting. The annual meeting of the stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held virtually or at such place as the Board of Directors shall determine, on the second Thursday of May in each and every year, if not a legal holiday, and if a legal holiday then on the next day not a legal holiday. The Board of Directors shall, by resolution duly adopted, fix the place, if any, the time, and the date (if different from that described above) for the holding of each such meeting. At least twenty (20) days’ notice shall be given to each stockholder entitled to vote at such meeting of the place, date and time for the meeting. Section 2. Special Meetings. Special meetings of the stockholders shall be held at the office of the Company in the City of Dearborn, State of Michigan, unless otherwise determined by resolution of the stockholders or of the Board of Directors, whenever called in the manner required by law for purposes as to which there are special statutory provisions, and for other purposes whenever called by the Chair of the Board of Directors or the President, or by resolution of the Board of Directors, and whenever the holders of thirty percent (30%) or more of the total number of outstanding shares of any class of stock the holders of which are entitled to vote on every matter that is to be voted on without regard to class at such meeting shall file with the Secretary a written application for such meeting stating the time and purpose thereof. Section 3. Notice of Meetings. Except as otherwise provided by law, at least twenty (20) days’ notice of stockholders’ meetings stating the time and place and the objects thereof shall be given by the Chair of the Board of Directors, the President or the Secretary to stockholders of record having voting power in respect of the business to be transacted thereat. No business other than that stated in the notice shall be transacted at any meeting.

2 Section 4. Quorum. At any meeting of the stockholders the number of shares the holders of which shall be present or represented by proxy in order to constitute a quorum for, and the votes that shall be necessary for, the transaction of any business shall be as expressly provided in Article FOURTH of the Restated Certificate of Incorporation of the Company (as it may be amended or restated from time to time, the “Certificate of Incorporation”). At any meeting of stockholders at which a quorum is not present, the holders of shares entitled to cast a majority of all of the votes (computed, in the case of each share of Class B Stock, as provided in subsection 1.3 of said Article FOURTH) which could be cast at such meeting by the holders of outstanding shares of stock of the Company who are present in person or by proxy and who are entitled to vote on every matter that is to be voted on without regard to class at such meeting may adjourn the meeting from time to time. Section 5. Organization. The Chair of the Board of Directors shall act as chair of meetings of the stockholders. The Board of Directors may designate any other officer or director of the Company to act as chair of any meeting in the absence of the Chair of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chair of any stockholders meeting in the absence of the Chair of the Board of Directors and such designee. The Secretary of the Company shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting. Section 6. Proxies and Voting. Every stockholder entitled to vote at any meeting may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedures established for the meeting. No proxy shall be voted after three years from its date unless such proxy provides expressly for a longer period. Shares of the Company’s stock belonging to the Company shall not be voted upon directly or indirectly. Section 7. Stock Lists. A complete list of stockholders entitled to vote at any meeting of stockholders shall be prepared, in alphabetical order by class, by the Secretary andCompany no later than the tenth day before each meeting of stockholders and such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days ending on the day before the meeting and during the whole time of the meetingdate in accordance with the laws of the State of Delaware. Section 8. Ratification. Any transaction questioned in any stockholders’ derivative suit, or any other suit to enforce alleged rights of the Company or any of its stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the Board of Directors or by the holders of Common Stock and the holders of Class B Stock voting as provided in subsection 1.6 of Article FOURTH of the Certificate of Incorporation, and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Company and all of its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

3 Section 9. Inspectors of Elections. All votes by ballot at any meeting of stockholders shall be conducted by one or more inspectors of election appointed for the purpose either by the Board of Directors or by the person presiding over the meeting. The inspectors of election shall decide upon the qualifications of voters, count the votes and declare the result. Section 10. Notice of Stockholder Business and Nominations. (A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Company’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board of Directors or any authorized committee thereof or (c) by any stockholder of the Company who was a stockholder of record of the Company at the time the notice provided for in this Section 10 is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 10. (2) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be received by the Secretary at the principal executive offices of the Company not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (as may be amended from time to time, the “Exchange Act”), and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the Company’s proxy statement as a nominee of the stockholder and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the

4 By-Laws of the Company, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, including any shares of any class or series of capital stock of the Company as to which such stockholder and such beneficial owner or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, including any agreements, arrangements or understandings relating to any compensation or payments to be paid to any such proposed nominee(s), pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Company, (v) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, (b) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination and/or (c) to solicit proxies in support of any proposed nominee in accordance with Rule 14a- 19 promulgated under the Exchange Act, (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (viii) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Company, (ix) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Company, directly or indirectly, owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Company, and (x) any performance-related fees (other than

5 an asset based fee) that such stockholder or beneficial owner, directly or indirectly, is entitled to based on any increase or decrease in the value of shares of any class or series of capital stock of the Company or any interests described in clause (c)(iv); and (d) the names and addresses of other stockholders (including beneficial owners) known by any of the stockholders giving the notice to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Company’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s). The foregoing notice requirements of this paragraph (A) of this Section 10 shall be deemed satisfied by a stockholder with respect to business other than a nomination, if the stockholder has notified the Company of such stockholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company. (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 10 to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of this Section 10 and there is no public announcement by the Company naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 10 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be received by the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company. (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Company’s notice of meeting (1) by or at the direction of the Board of Directors or any committee thereof or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Company who is a stockholder of record at the time the notice provided for in this Section 10 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 10. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In the event the Company calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 10 shall be received by the Secretary at the principal executive offices of the Company not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the Company first makes a public announcement of the date of the special meeting at which directors are to be elected. In no event shall the public announcement of an adjournment or

6 postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. (C) General. (1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible to be elected at an annual or special meeting of stockholders of the Company to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. Except as otherwise provided by law, the chair of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made, solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(vi) of this Section 10) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Section 10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. (2) For purposes of this Section 10, (a) “public announcement” shall include disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder and (b) “close of business” shall mean 5:00 P.M., Eastern time. (3) Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of state and federal law, including the Exchange Act and the rules and regulations promulgated thereunder, the Certificate of Incorporation and these By- Laws with respect to the matters set forth in this Section 10; provided however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 10 (including paragraphs (A)(1)(c) and (B) hereof), and compliance with paragraphs (A)(1)(c) and (B) of this Section 10 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of paragraph (A)(2) of this Section 10, business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act ). Nothing in this Section 10 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals or nominations in the Company’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

7 (4) In addition to the requirements set forth elsewhere in these By-Laws, to be eligible to be a nominee for election or re-election as a director of the Company, such proposed nominee or a person on such proposed nominee’s behalf must deliver (with respect to a nomination made by a stockholder pursuant to this Section 10, in accordance with the time periods for delivery of timely notice under this Section 10), to the Secretary at the principal executive offices of the Company a completed and signed questionnaire with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such proposed nominee (i) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (y) any Voting Commitment that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Company, and (iii) would be in compliance, if elected as a director of the Company, and will comply with, all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, trading and any other policies and guidelines of the Company applicable to directors. (5) A stockholder providing notice of a proposed nomination for election to the Board of Directors (given pursuant to this Section 10) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice pursuant to clauses (A)(2)(a), (b), (c)(i)-(v), (c)(vii)-(x) and (d) of this Section 10 shall be true and correct (x) as of the record date for the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Company not later than five (5) days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date for the meeting) and not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof). (6) Notwithstanding anything to the contrary, unless otherwise required by law, if a stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (i) provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a- 19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Company that such stockholder or the beneficial owner, if any, on whose behalf the nomination is made has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Company (which proxies and votes shall be disregarded). Upon request by the Company, if a stockholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary at the principal executive offices of the Company, no later than five (5) days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) under the Exchange Act.

8 ARTICLE III BOARD OF DIRECTORS Section 1. Number, Term of Office and Eligibility. Except as provided by the laws of the State of Delaware or by the Certificate of Incorporation, the business and the property of the Company shall be managed by or under the direction of a Board of Directors of not less than ten and not more than twenty directors, the exact number of which shall be fixed from time to time by resolution of the Board. Each director shall be elected annually by ballot by the holders of Common Stock and the holders of Class B Stock voting as provided in subsection 1.6 of Article FOURTH of the Certificate of Incorporation, at the annual meeting of stockholders, to serve until such director’s successor shall have been elected and shall have qualified, except as provided in this Section. No person may be elected or re-elected a director of the Company if at the time of such director’s election or re-election such director shall have attained the age of seventy-two years, and the term of any director who shall have attained such age while serving as a director shall terminate as of the time of the first annual meeting of stockholders following such director’s seventy-second birthday; provided, however, that the Board of Directors by resolution may waive such age limitation in any year and from year to year with respect to any director or directors. Section 2. Meetings. The directors may hold their meetings outside of the State of Delaware, at the office of the Company in the City of Dearborn, State of Michigan, or at such other place, if any, as from time to time they may determine. The annual meeting of the Board of Directors, for the election of officers and the transaction of other business, shall be held at the World Headquarters of the Company in Dearborn, Michigan, on the same day as, and as soon as practicable following, the annual meeting of stockholders, or at such other time or place, if any, as shall be determined by the Board of Directors at its regular meeting next preceding said annual meeting of stockholders. No notice of said annual meeting of the Board of Directors shall be required to be given to the directors. Regular meetings of the Board of Directors may be held at such time and place, if any, as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors shall be held whenever called by direction of the Chair of the Board of Directors or the President or by one-third of the directors then in office. Section 3. Notice of Meetings. The Secretary or an Assistant Secretary shall give notice of the time and place of holding of meetings of the Board of Directors (excepting the annual meeting of directors) by mailing such notice not later than during the second day preceding the day on which such meeting is to be held, or by sending a facsimile or electronic transmission or other form of recorded communication containing such notice or delivering such notice personally or by telephone not later than during the first day preceding the day on which such meeting is to be held to each director. Unless otherwise stated in the notice thereof any and all business may be transacted at any meeting. Section 4. Quorum and Organization of Meetings. A third of the total number of members of the Board of Directors as constituted from time to time, but in no event less than three, shall constitute a quorum for the transaction of business; but if at any meeting

9 of the Board of Directors, there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or by the Certificate of Incorporation, or by these By- Laws, a majority of the directors present at any duly constituted meeting may decide any question brought before such meeting. The Board of Directors shall elect one of its members to be Chair of the Board of Directors. The Chair of the Board of Directors shall lead the Board of Directors in fulfilling its responsibilities as set forth in these By-Laws, including its responsibility to oversee the performance of the Company, and shall determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to the Chair by the Board of Directors. Meetings of the Board of Directors shall be presided over by the Chair of the Board of Directors, or in the Chair’s absence, by such other person as the Board of Directors may designate or the members present may select. Section 5. Powers. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors shall have and may exercise all such powers of the Company and do all such lawful acts and things that are not by statute or by the Certificate of Incorporation, or by these By-Laws directed or required to be exercised or done by the stockholders. Without prejudice to or limitation of such general powers and any other powers conferred by statute, or by the Certificate of Incorporation, or by these By- Laws, the Board of Directors shall have the following powers: (1) To determine, subject to the requirements of law and of Section 5 of Article FOURTH of the Certificate of Incorporation, what, if any, dividends shall be declared and paid to the stockholders out of net profits, current or accumulated, or out of surplus or other assets of the Company available for dividends. (2) To fix, and from time to time to vary, the amount of working capital of the Company, and to set aside from time to time out of net profits, current or accumulated, or surplus of the Company such amount or amounts as the directors, in their discretion, may deem necessary and proper as, or as a safeguard to the maintenance of, working capital, as a reserve for contingencies, as a reserve for repairs, maintenance, or rehabilitation, or as a reserve for revaluation of profits of the Company or for such other proper purpose as may in the opinion of the directors be in the best interests of the Company; and in their sole discretion to abolish or modify any such provision for working capital or any such reserve, and to credit the amount thereof to net profits, current or accumulated, or to the surplus of the Company. (3) To purchase, or otherwise acquire for the Company, any business, property, rights or privileges which the Company may at the time be authorized to acquire, at such price or consideration and generally on such terms and conditions as they think fit; and at their discretion to pay therefor either wholly or partly in money, stock, bonds, debentures or other securities of the Company. (4) To create, make and issue mortgages, bonds, deeds of trust, trust agreements or negotiable or transferable instruments or securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effect the same.

10 (5) To appoint any person or corporation to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, or for any other purpose, and to execute such deeds and do all things requisite in relation to any such trust. (6) To delegate any of the powers of the Board of Directors in the course of the business of the Company to any officer, employee or agent, and to appoint any person the agent of the Company, with such powers (including the power to subdelegate) and upon such terms as the Board of Directors may think fit. (7) To remove any officer of the Company with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being. (8) To confer upon any officer of the Company the power to appoint, remove and suspend subordinate officers, agents and employees. (9) To determine who shall be authorized on the Company’s behalf, either generally or specifically, to make and sign bills, notes, acceptances, endorsements, checks, releases, receipts, contracts, conveyances, and all other written instruments executed on behalf of the Company. (10) To make and change regulations, not inconsistent with these By-Laws, for the management of the Company’s business and affairs. (11) To adopt and, unless otherwise provided therein, to amend and repeal, from time to time, a bonus or supplemental compensation plan for employees (including employees who are officers or directors) of the Company or any subsidiary. Power to construe, interpret, administer, modify or suspend such plan shall be vested in the Board of Directors or a committee thereof. (12) To adopt a retirement plan, or plans, for the purpose of making retirement payments to employees (including employees who are officers or directors) of the Company or of any subsidiary thereof; and to adopt a group insurance plan, or plans, for the purpose of enabling employees (including employees who are officers or directors) of the Company or of any subsidiary thereof to acquire insurance protection; any such retirement plan or insurance plan, unless otherwise provided therein, shall be subject to amendment or revocation by the Board of Directors. Section 6. Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors and each officer, in the performance of such director’s, committee member’s or officer’s duties, shall be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Company. Section 7. Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, services as Chair of the Board of Directors, or members of committees of the directors or as chairs thereof; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

11 ARTICLE IV COMMITTEES Section 1. Committees of the Board of Directors. The standing committees of the Board of Directors are an Audit Committee, a Compensation, Talent and Culture Committee, a Sustainability, Innovation and Policy Committee, a Finance Committee and a Nominating and Governance Committee, each of which shall have the powers and functions set forth in Sections 2, 3, 4, 5, and 6 hereof, respectively, and such additional powers as may be delegated to it by the Board of Directors. The Board of Directors may from time to time establish additional standing committees or special committees of the Board of Directors, each of which shall have such powers and functions as may be delegated to it by the Board of Directors. The Board of Directors may abolish any committee established by or pursuant to this Section 1 as it may deem advisable. Each such committee shall consist of one or more directors, the exact number being determined from time to time by the Board of Directors; provided, however, that membership on the Audit Committee, the Compensation, Talent and Culture Committee and the Nominating and Governance Committee shall be limited to directors who are not officers or employees of the Company. Designations of the Chair and members of each such committee, and, if desired, a Vice Chair and alternates for members, shall be made by the Board of Directors. Each such committee shall have a secretary who shall be designated by its chair. A vice chair of a committee shall act as the chair of the committee in the absence or disability of the chair. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not a quorum exists, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Section 2. Audit Committee. The Audit Committee shall select and engage, on behalf of the Company, independent public accountants to (1) audit the books of account and other corporate records of the Company and (2) perform such other duties as the Committee may from time to time prescribe. The Committee shall transmit financial statements certified by such independent public accountants to the Board of Directors after the close of each fiscal year. The selection of independent public accountants for each fiscal year shall be made in advance of the annual meeting of stockholders in such fiscal year and shall be submitted for ratification or rejection at such meeting. The Committee shall confer with such accountants and review and approve the scope of the audit of the books of account and other corporate records of the Company. The Committee shall have the power to confer with and direct the officers of the Company to the extent necessary to review the internal controls, accounting practices, financial structure and financial reporting of the Company. From time to time the Committee shall report to and advise the Board of Directors concerning the results of its consultation and review and such other matters relating to the internal controls, accounting practices, financial structure and financial reporting of the Company as the Committee believes merit review by the Board of Directors. The Committee also shall perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors. Section 3. Compensation, Talent and Culture Committee. The Compensation, Talent and Culture Committee shall fix from time to time the compensation of members of the Board of Directors who are officers or employees of the Company, the Chief Executive Officer, the President and all other executive officers of the Company. The Committee from time to time shall consider and make recommendations to the Board of Directors, to the Chair of the Board of Directors and to the President with respect to the management organization of the Company, the nominations or elections of officers of the Company, senior management succession plans, the appointments of such other

12 employees of the Company as shall be referred to the Committee and key people-related business strategies. It also shall perform such functions as may be delegated to it under the provisions of any bonus, supplemental compensation, special compensation or stock option plan of the Company. Section 4. Sustainability, Innovation and Policy Committee. The Sustainability, Innovation and Policy Committee shall evaluate and advise on the Company’s pursuit of innovative practices and technologies that improve environmental and social sustainability, and that seek to enrich customers’ experiences, increase stockholder value and lead to a better world. From time to time the Committee shall report and make recommendations to the Board of Directors concerning the results of its review and such other matters relating to the foregoing matters as the Committee believes merit consideration by the Board of Directors. The Committee also shall perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors. Section 5. Finance Committee. The Finance Committee shall review all aspects of the Company’s policies and practices that relate to the management of the financial affairs of the Company, not inconsistent, however, with law or with such specific directions as to the conduct of affairs as shall have been given by the Board of Directors. The Committee also shall perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors. From time to time the Committee shall report and make recommendations to the Board of Directors concerning the results of its review and such other matters relating to the foregoing matters as the Committee believes merit consideration by the Board of Directors. Section 6. Nominating and Governance Committee. The Nominating and Governance Committee from time to time shall consider and make recommendations to the Board of Directors and to the Chair of the Board of Directors with respect to the nominations or elections of directors of the Company. The Committee from time to time shall consider the size, composition, functioning and compensation of the Board of Directors and make recommendations to the Board of Directors with respect to such matters. Prior to the annual meeting of stockholders each year, and prior to any special meeting of stockholders at which a director is to be elected, the Committee shall recommend to the Board of Directors persons proposed to constitute the nominees whose election at such meeting will be recommended by the Board of Directors. The authority vested in the Committee by this section shall not derogate from the power of individual members of the Board of Directors to recommend or place in nomination persons other than those recommended by the Committee. The Committee also shall perform such other functions and exercise such other powers as may be delegated to it from time to time by the Board of Directors. Section 7. Other Committees. The Board of Directors, or any committee, officer or employee of the Company may establish additional standing committees or special committees to serve in an advisory capacity or in such other capacities as may be permitted by law, by the Certificate of Incorporation and by the By-Laws. The members of any such committee need not be members of the Board of Directors. Any committee established pursuant to this Section 7 may be abolished by the person or body by whom it was established as such person or body

13 may deem advisable. Each such committee shall consist of two or more members, the exact number being determined from time to time by such person or body. Designations of members of each such committee and, if desired, alternates for members, shall be made by such person or body, at whose will all such members and alternates shall serve. The chair of each such committee shall be designated by such person or body. Each such committee shall have a secretary who shall be designated by the chair. Section 8. Rules and Procedures. Each committee may fix its own rules and procedures and shall meet at such times and places as may be provided by such rules, by resolution of the committee or by call of the chair or vice chair. Notice of meeting of each committee, other than of regular meetings provided for by its rules or resolutions, shall be given to committee members. The presence of one-third of its members, but not less than two, (except in the case of a one-member committee, in which case not less than one), shall constitute a quorum of any committee, and all questions shall be decided by a majority vote of the members present at the meeting. All action taken at each committee meeting shall be recorded in minutes of the meeting. Section 9. Application of Article. Whenever any provision of any other document relating to any committee of the Company named therein shall be in conflict with any provision of this Article IV, the provisions of this Article IV shall govern, except that if such other document shall have been approved by the stockholders, voting as provided in the Certificate of Incorporation, or by the Board of Directors, the provisions of such other document shall govern. ARTICLE V OFFICERS Section 1. Officers. The officers of the Company shall be an Executive Chair of the Board of Directors (“Executive Chair”), who shall be chosen from among the directors, a Chief Executive Officer and a President, and a Chief Financial Officer who is also a Vice President or Vice Chair of the Company, and may also include one or more Vice Chairs of the Company, one or more Vice Presidents (any one or more of whom may be given an additional designation of rank, such as “Executive Vice Presidents, one or more Group Vice Presidents, one or more President” or “Senior Vice Presidents, one or more Vice Presidents,President,” or function), a Treasurer, a Controller, a Secretary and such other officers as the Board of Directors may deem necessary, or desirable, each of whom shall be elected by the Board of Directors to hold office until such officer’s successor shall have been chosen and shall have qualified. The Board of Directors may elect or appoint one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall have such authority, shall perform such duties and shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time more than one office. Section 2. Executive Chair. Subject to the provisions of these By-Laws, the Executive Chair shall have all powers commonly incident to such position or which are or from time to time may be delegated to the Executive Chair by the Board of Directors, or which are or may at any time be authorized or required by law.

14 Section 3. Chief Executive Officer. Subject to the provisions of these By-Laws and to the direction of the Board of Directors and the Executive Chair, the Chief Executive Officer shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Company and shall perform all other duties and exercise all other powers commonly incident to the position of Chief Executive Officer or which are or from time to time may be delegated to the Chief Executive Officer by the Executive Chair or by the Board of Directors, or which are or may at any time be authorized or required by law. The Chief Executive Officer may redelegate from time to time and to the full extent permitted by law, in writing, to officers or employees of the Company any or all of such duties and powers, and any such redelegation may be either general or specific. Whenever the Chief Executive Officer so shall delegate any authority, the Chief Executive Officer shall file a copy of the redelegation with the Secretary of the Company. Section 4. President. There shall be a President of the Company. Subject to the provisions of these By-Laws and to the direction of the Board of Directors, the Executive Chair and the Chief Executive Officer, the President shall have such powers and shall perform such duties as from time to time may be delegated to the President by the Board of Directors, the Executive Chair or the Chief Executive Officer, or which are or may at any time be authorized or required by law. Section 5. Vice Chairs of the Company, Executive Vice Presidents, Group Vice Presidents, Senior Vice Presidents and Vice Presidents. Each of the Vice Chairs of the Company, each of the Executive Vice Presidents, each of the Group Vice Presidents, each of the Senior Vice Presidents and each of the other Vice Presidents who are officers of the Company shall have such powers and shall perform such duties as may be delegated to such officers by the Board of Directors, by the Executive Chair or by the President. In addition, the Board of Directors shall designate one of the Vice Chairs of the Company, Executive Vice Presidents, Group Vice Presidents, Senior Vice Presidents or Vice Presidents as the Chief Financial Officer, who, among such officer’s other powers and duties, shall provide and maintain, subject to the direction of the Board of Directors and the Finance Committee, financial and accounting controls over the business and affairs of the Company. Such office shall maintain, among others, adequate records of the assets, liabilities and financial transactions of the Company, and shall direct the preparation of financial statements, reports and analyses. The Chief Financial Officer shall perform such other duties and exercise such other powers as are incident to such functions, subject to the control of the Board of Directors. Section 6. Treasurer and Assistant Treasurer. The Treasurer, subject to the direction of the Board of Directors, shall have the care and custody of all funds and securities which may come into the Treasurer’s hands. When necessary or proper the Treasurer shall endorse on behalf of the Company, for collection, checks, notes and other obligations, and shall deposit all funds of the Company in such banks or other depositaries as may be designated by the Board of Directors or by such officers or employees as may be authorized by the Board of Directors so to designate. The Treasurer shall perform all acts incident to the office of Treasurer, subject to the control of the Board of Directors. The Treasurer may be required to give a bond for the faithful discharge of the Treasurer’s duties, in such sum and upon such conditions as the Board of Directors may require. At the request of the Treasurer, any Assistant Treasurer, in the case of the absence or inability to act of the Treasurer, temporarily may act in the Treasurer’s place. In the case of the death of the Treasurer, or in the case of the Treasurer’s absence or inability to act without having designated an Assistant

15 Treasurer to act temporarily in the Treasurer’s place, the Assistant Treasurer so to perform the duties of the Treasurer shall be designated by the Executive Chair, the President or a Vice Chair of the Company. Section 7. Secretary and Assistant Secretary. The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors, and, when required, the minutes of meetings of the committees, and shall be responsible for the custody of all such minutes. Subject to the direction of the Board of Directors, the Secretary shall have custody of the stock ledgers and documents of the Company. The Secretary shall have custody of the corporate seal and shall affix and attest such seal to any instrument whose execution under seal shall have been duly authorized. The Secretary shall give notice of meetings and, subject to the direction of the Board of Directors, shall perform all other duties and enjoy all other powers commonly incident to the Secretary’s office. At the request of the Secretary, any Assistant Secretary, in the case of the absence or inability to act of the Secretary, temporarily may act in the Secretary’s place. In the case of the death of the Secretary, or in the case of the Secretary’s absence or inability to act without having designated an Assistant Secretary to act temporarily in the Secretary’s place, the Assistant Secretary or other person so to perform the duties of the Secretary shall be designated by the Executive Chair, the President or a Vice Chair of the Company. Section 8. General Counsel. The Company may have a General Counsel who shall be appointed by the Board of Directors and who shall have general supervision of all matters of a legal nature concerning the Company. Section 9. Controller. The Controller shall have such powers and shall perform such duties as may be delegated to the Controller by the Board of Directors, the Executive Chair, the President, or the appropriate Vice Chair of the Company, Executive Vice President, Group Vice President, Senior Vice President or Vice President. Section 10. Salaries. Salaries of officers, agents or employees shall be fixed from time to time by the Board of Directors or by such committee or committees, or person or persons, if any, to whom such power shall have been delegated by the Board of Directors. An employment contract, whether with an officer, agent or employee, if expressly approved or specifically authorized by the Board of Directors, may fix a term of employment thereunder; and such contract, if so approved or authorized, shall be valid and binding upon the Company in accordance with the terms thereof, provided that this provision shall not limit or restrict in any way the right of the Company at any time to remove from office, discharge or terminate the employment of any such officer, agent or employee prior to the expiration of the term of employment under any such contract, except that the Company shall not thereby be relieved of any continuing liability for salary or other compensation provided for in such contract.

16 ARTICLE VI RESIGNATIONS, REMOVALS AND VACANCIES Section 1. Resignations. Any director, officer or agent of the Company, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, to the Chair of the Board of Directors, to the President or to the Secretary of the Company. Any such resignation shall take effect at the time specified therein, or if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective. Section 2. Removals. At any meeting thereof called for the purpose, the holders of Common Stock and the holders of Class B Stock voting as provided in subsection 1.6 of Article FOURTH of the Certificate of Incorporation, may remove from office or terminate the employment of any director, officer or agent with or without cause; and the Board of Directors, by vote of not less than a majority of the entire Board at any meeting thereof called for the purpose, may, at any time, remove from office or terminate the employment of any officer, agent or member of any committee. Section 3. Vacancies. Subject to the last sentence of Section 1 of Article III, any vacancy in the office of any director, officer or agent through death, resignation, removal, disqualification, increase in the number of directors or other cause may be filled by the Board of Directors (in the case of vacancies in the Board, by the affirmative vote of a majority of the directors then in office, even though less than a quorum remains) and the person so elected shall hold office until such person’s successor shall have been elected and shall have qualified. ARTICLE VII CAPITAL STOCK-DIVIDENDS-SEAL Section 1. Certificates of Shares; Uncertificated Shares The shares of capital stock of the Company shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate in such form, not inconsistent with the Certificate of Incorporation, as shall be approved by the Board of Directors. The certificates shall be signed by any two authorized officers of the Company (it being understood that each of the Executive Chair, the President, a Vice Chair, an Executive Vice President, a Group Vice President, a Senior Vice President, a Vice President who is an officer of the Company, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary shall be an authorized officer for such purpose). Any and all signatures may be facsimiles. All certificates shall bear the name of the person owning the shares represented thereby, shall state the number of shares represented by such certificate and the date of issue; and such information shall be entered in the Company’s original stock ledger.

17 Section 2. Addresses of Stockholders. It shall be the duty of every stockholder to notify the Company of such stockholder’s address and of any change therein. The latest address furnished by each stockholder shall be entered on the original stock ledger of the Company and the latest address appearing on such original stock ledger shall be deemed conclusively to be the address and the last-known address of such stockholder. If any stockholder shall fail to notify the Company of such stockholder’s address, it shall be sufficient to send corporate notices to such stockholder at the address, if any, understood by the Secretary to be such stockholder’s address. Section 3. Lost, Destroyed or Stolen Certificate. Any person claiming a stock certificate in lieu of one lost, destroyed or stolen, shall give the Company an affidavit as to such person’s ownership of the certificate and of the facts which go to prove that it has been lost, destroyed or stolen. If required by the Board of Directors, such person also shall give the Company a bond, in such form as may be approved by the Board of Directors, sufficient to indemnify the Company against any claim that may be made against it on account of the alleged loss of the certificate or the issuance of a new certificate or uncertificated share. Section 4. Fixing a Record Date. The Board of Directors may fix in advance a date (i) not more than sixty (60) nor less than ten (10) days preceding the date of any meeting of stockholders, oras a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, (ii) not more than sixty (60) days preceding the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect (other than conversions or exchanges pursuant to Sections 2, 3 or 4 of Article FOURTH of the Certificate of Incorporation,) as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, orstockholder entitled to payment of any such dividend or to any such allotment of rights or to exercise the rights in respect of any such change, or conversion or exchange of stock (other than conversions or exchanges pursuant to Sections 2, 3 or 4 of Article FOURTH of the Certificate of Incorporation), or (iiiii) not more than ten (10) days after adoption of the resolution fixing such date, as a record date for the determination of the stockholders entitled to consent in writing to corporate action; and in any such case, such stockholders and only such stockholders, as shall be stockholders of record on the date so fixed, shall be entitled, subject to the provisions of Article FOURTH of the Certificate of Incorporation, to such notice of and to vote at such meeting and any adjournment thereof or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Company after such record date. Section 5. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations not inconsistent with any of the provisions of Sections 2, 3, 4 or 5 of Article FOURTH of the Certificate of Incorporation, as it may deem expedient, concerning the issue, transfer and registration of certificates for shares of the stock of the Company. Section 6. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Company, the year of its organization and the words “Corporate Seal” and “Delaware.” If and when so authorized by the Board of Directors, a

18 duplicate of the seal may be kept and used by the Secretary or Treasurer or by any Assistant Secretary or Assistant Treasurer. ARTICLE VIII EXECUTION OF CONTRACTS AND OTHER DOCUMENTS Section 1. Contracts, etc. Except as otherwise prescribed in these By-Laws, such officers, employees or agents of the Company as shall be specified by the Board of Directors shall sign, in the name and on behalf of the Company, all deeds, bonds, contracts, mortgages and other instruments or documents, the execution of which shall be authorized by the Board of Directors; and such authority may be general or confined to specific instances. Except as so authorized by the Board of Directors, no officer, agent or employee of the Company shall have power or authority to bind the Company by any contract or engagement or to pledge, mortgage, sell or otherwise dispose of its credit or any of its property or to render it pecuniarily liable for any purpose or in any amount. Section 2. Checks, Drafts, etc. Except as otherwise provided in these By-Laws, all checks, drafts, notes, bonds, bills of exchange or other orders, instruments or obligations for the payment of money shall be signed by such officer or officers, employee or employees, or agent or agents, as the Board of Directors shall by resolution direct. The Board of Directors may, in its discretion, also provide by resolution for the countersignature or registration of any or all such orders, instruments or obligations for the payment of money. ARTICLE IX FISCAL YEAR The fiscal year of the Company shall begin the first day of January in each year. ARTICLE X MISCELLANEOUS Section 1. Original Stock Ledger. As used in these By-Laws and in the Certificate of Incorporation, the words “original stock ledger” shall mean the record maintained by the Secretary of the Company of the name and address of each of the holders of shares of any class of stock of the Company, and the number of shares and the numbers of the certificates for such shares held by each of them, taking into account transfers at the time made by and recorded on the transfer sheets of each of the Transfer Agents of the Company although such transfers may not then have been posted in the record maintained by the Secretary. Section 2. Notices and Waivers Thereof. Whenever any notice whatever is required by these By-Laws or by the Certificate of Incorporation, or by any of the laws of the State of Delaware to be given to any stockholder, director or officer, such notice, except as otherwise provided by the laws of the State of Delaware, may be given personally or by

19 telephone or be given by facsimile or, to the extent permissible by the laws of the State of Delaware, electronic transmission or other form of recorded communication addressed to such stockholder at the address set forth as provided in Section 2 of Article VII, or to such director or officer at such director’s or officer’s Company location, if any, or at such address as appears on the books of the Company, or the notice may be given in writing by depositing the same in a post office, or in a regularly maintained letter box, in a postpaid, sealed wrapper addressed to such stockholder at the address set forth in Section 2 of Article VII, or to such director or officer at such director’s or officer’s Company location, if any, or such address as appears on the books of the Company. Any notice given by facsimile or electronic transmission or other form of recorded communication shall be deemed to have been given as provided by the laws of the State of Delaware or, if not so provided, when it shall have been transmitted or delivered for transmission, as applicable. Any notice given by mail shall be deemed to have been given when it shall have been mailed. Any notice given by any other permissible means shall be deemed to have been given as provided by the laws of the State of Delaware. A waiver of any such notice in writing, including by facsimile or electronic transmission or other form of recorded communication, signed or dispatched by the person entitled to such notice or by such person’s authorized attorney, whether before or after the time stated therein, shall be deemed equivalent to the notice required to be given, and the presence at any meeting of any person entitled to notice thereof shall be deemed a waiver of such notice as to such person. Section 3. Voting upon Stocks. The Board of Directors (whose authorization in this connection shall be necessary in all cases) may from time to time appoint an attorney or attorneys or agent or agents of the Company, or may at any time or from time to time authorize the Executive Chair, the President, any Vice Chair of the Company, any Executive Vice President, any Group Vice President, any Senior Vice President, any Vice President who is an officer of the Company, the Treasurer or the Secretary to appoint an attorney or attorneys or agent or agents of the Company, in the name and on behalf of the Company, to cast the votes which the Company may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of the stock or securities of which may be held by the Company, at meetings of the holders of the stock or other securities of such other corporation or association, or to consent in writing to any action by any such other corporation or association, and the Board of Directors or any aforesaid officer so authorized may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and the Board of Directors or any aforesaid officer so authorized may from time to time authorize the execution and delivery, on behalf of the Company and under its corporate seal, or otherwise, of such written proxies, consents, waivers or other instruments as may be deemed necessary or proper in the premises. ARTICLE XI AMENDMENTS The Board of Directors shall have power to make, alter, amend or repeal the By-Laws of the Company by vote of not less than a majority of the entire Board at any meeting of the Board. The holders of Common Stock and the holders of Class B Stock voting as provided in subsection 1.6 of Article FOURTH of the Certificate of Incorporation, shall have power to make, alter, amend or repeal the By-Laws at any regular or special meeting, if the substance of such amendment be contained in the notice of such meeting of stockholders.

20 ARTICLE XII EXCLUSIVE FORUM FOR ADJUDICATION OF DISPUTES Unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware, or in the event that the Court of Chancery of the State of Delaware does not have jurisdiction then any other state court located in the State of Delaware, or if no state court in the State of Delaware has jurisdiction then a federal court located in the State of Delaware. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Article XII.